    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997

                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                               ----------------

                       ANNALY MORTGAGE MANAGEMENT, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                               1500 HARBOR BLVD.
                              WEEHAWKEN, NJ 07087
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             MICHAEL A. J. FARRELL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       ANNALY MORTGAGE MANAGEMENT, INC.
                               1500 HARBOR BLVD.
                              WEEHAWKEN, NJ 07087
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
        NANCY H. CORBETT, ESQ.              CATHERINE S. GALLAGHER, ESQ.
      MORGAN, LEWIS & BOCKIUS LLP              ANDREWS & KURTH L.L.P.
            101 PARK AVENUE                1701 PENNSYLVANIA AVENUE, N.W.
          NEW YORK, NY 10178                    WASHINGTON, DC 20006

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-32913

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                PROPOSED       PROPOSED
                                AMOUNT          MAXIMUM        MAXIMUM      AMOUNT OF
    TITLE OF SECURITIES          BEING       OFFERING PRICE   AGGREGATE    REGISTRATION
     BEING REGISTERED         REGISTERED       PER SHARE    OFFERING PRICE     FEE
---------------------------------------------------------------------------------------
Common Stock, par value        1,631,850
 $.01 per share..........      shares(1)         $12.00      $19,582,200      $5,934

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(1) Includes up to 212,850 shares of Common Stock which the Underwriters have the option to purchase solely to cover over-allotments.

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-11, as amended (File No. 333-32913) filed by Annaly Mortgage Management, Inc. with the Securities and Exchange Commission (the "Commission") initially on August 5, 1997, which was declared effective by the Commission on October 7, 1997, are incorporated herein by reference.


                                 CERTIFICATION

  The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $5,934 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 8, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on October 8, 1997.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of October, 1997.

                                          Annaly Mortgage Management, Inc.

                                                 /s/ Michael A. J. Farrell
                                          By: _________________________________

                                                   MICHAEL A. J. FARRELL
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                      TITLE                   DATE

                 *                   Director                 October 7, 1997
-----------------------------------
          KEVIN P. BRADY

                 *                   Director                 October 7, 1997
-----------------------------------
         SPENCER I. BOWNE

       /s/ Kathryn F. Fagan          Chief Financial          October 7, 1997
-----------------------------------   Officer and Treasurer
         KATHRYN F. FAGAN             (principal financial
                                      and accounting
                                      officer)

     /s/ Michael A. J. Farrell       Chairman of the          October 7, 1997
-----------------------------------   Board, Chief
       MICHAEL A. J. FARRELL          Executive Officer
                                      and Director
                                      (principal executive
                                      officer)

                 *                   Director                 October 7, 1997
-----------------------------------
           JOHN S. GRACE

                 *                   Director                 October 7, 1997
-----------------------------------
         JONATHAN D. GREEN

        /s/ Timothy J. Guba          President, Chief         October 7, 1997
-----------------------------------   Operating Officer
          TIMOTHY J. GUBA             and Director

                 *                   Director                 October 7, 1997
-----------------------------------
         JOHN A. LAMBIASE

                 *                   Director                 October 7, 1997
-----------------------------------
        DONNELL A. SEGALAS

   /s/ Wellington J. St. Claire      Vice Chairman of the     October 7, 1997
-----------------------------------   Board and Director
     WELLINGTON J. ST. CLAIRE


       /s/ Michael A. J. Farrell
*By: ______________________________

         MICHAEL A. J. FARRELL
          (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

                                                                          PAGE
 EXHIBIT NO. DESCRIPTION OF DOCUMENT                                     NUMBER
 ----------- -----------------------                                     ------
     5.1     Opinion of Morgan, Lewis & Bockius LLP (including consent
              of such firm)
     8.1     Opinion of Morgan, Lewis & Bockius LLP, as to certain tax
              matters (including consent of such firm)
    23.1     Consent of Morgan, Lewis & Bockius LLP (included in
              Exhibits 5.1 and 8.1)
    23.2     Consent of Deloitte & Touche L.L.P.
    24.1     Power of Attorney (incorporated by reference to Exhibit
              24.1 of the Annaly Mortgage Management, Inc.
              Registration Statement on Form S-11 (No. 333-32913))